Exhibit 3.24
CERTIFICATE OF INCORPORATION
of
TESORO PETROLEUM U.K. COMPANY
     1. The name of the corporation is TESORO PETROLEUM U.K. COMPANY.
     2. The address of its registered office in the State of Delaware is No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.
     3. The nature of the Business or purposes to be conducted or promoted is:
To perform the services of locating sellers and purchasers of crude petroleum and refined petroleum products; to acquire and accumulate all necessary data and information in connection with and in furtherance of such aforementioned activity; and to do all things necessary, convenient or desirable to accomplish these purposes, and to do all other things incidental thereto which are not forbidden by law or by these Articles of Incorporation; provided, however, that the corporation shall not engage in the business of buying, selling, trading or transporting crude petroleum or refined petroleum products.
     4. The total number of shares of stock which the corporation shall have authority to issue is one thousand (1,000) and the par value of each of such shares is one Dollar ($1.00) amounting in the aggregate to One Thousand Dollars ($1,000.00).
     5A. The name and mailing address of the sole incorporator is as follows:

NAME	MAILING ADDRESS

E. Wayne Patterson	811 Dallas Avenue Houston, Texas 77002
     5B. The name and mailing, address of each person, who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:

NAME	MAILING ADDRESS

Robert V. West, Jr.	8700 Tesoro Drive San Antonio, Texas 78286

Robert G. Reed III	8700 Tesoro Drive San Antonio, Texas 78286

James C. Phelps	8700 Tesoro Drive San Antonio, Texas 78286

     6. The corporation is to have perpetual existence.
     7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:
          To make, alter or repeal the by-laws of the corporation.
     8. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.
          Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.
     9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.
     THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 26 day of January, 1978.

E. Wayne Patterson

State
Of
DELAWARE
Office of SECRETARY OF STATE
     I, Glenn C. Kenton Secretary of State of the State of Delaware, do hereby certify that the above and foregoing is a true and correct copy of Certificate of Incorporation of the “TESORO PETROLEUM U.K. COMPANY”, as received and filed in this office the third day of February, A.D. 1978, at 10 o’clock A.M.

In Testimony Whereof, I have hereunto set my hand and official seal at Dover this third day of February in the year of our Lord one thousand nine hundred and seventy-eight.

Glenn C. Kenton, Secretary of State

FEB 3 1978

FORM 120	REC’D FOR RECORD 19.	LEO J. DUGAN, Jr., Recorder, Assistant Secretary of State

CERTIFICATE OF AMENDMENT
of the
CERTIFICATE OF INCORPORATION
of
TESORO PETROLEUM U.K. COMPANY
     TESORO PETROLEUM U.K. COMPANY, a corporation organized under and existing by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:
     FIRST: That by the written consent of all members of the Board of Directors of TESORO PETROLEUM U.K. COMPANY, dated December 31, 1978, and filed with the minutes of proceedings of said Board of Directors, the Board of Directors of said corporation duly adopted resolutions proposing and declaring advisable a certain amendment to the Certificate of Incorporation of said corporation, and directing that such amendment be submitted for consideration to the shareholder of said corporation. The resolutions of the Board of Directors setting forth the proposed amendment is as follows;
RESOLVED, that the Board of Directors declares it advisable and proposes that Article 1. of the Certificate of Incorporation of TESORO PETROLEUM U.K. COMPANY be amended so as to read in its entirety as follows;
“The name of the Corporation is TESORO UNITED KINGDOM COMPANY.”
     SECOND: That by the written consent of all of the shareholders of said corporation dated December 31, 1978, and filed with the minutes of proceedings of said shareholders, the shareholders unanimously voted in favor of said amendment.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
     FOURTH: That the capital of said corporation will not be reduced under or by reason of said amendment.
     IN WITNESS WHEREOF, said TESORO PETROLEUM U.K. COMPANY has caused this certificate to be signed by Robert G. Reed, III, its President, and attested by M. J. Watson, its Secretary, this 31st day of December, 1978.

TESORO PETROLEUM U.K. COMPANY
By:
President

TESORO PETROLEUM U.K. COMPANY CORPORATE SEAL DELAWARE

ATTEST:

By:

Secretary

State
of
DELAWARE
Office of SECRETARY OF STATE
     I, Glenn C. Kenton Secretary of State of the State of Delaware, do hereby certify that the above and foregoing is a true and correct copy of Certificate of Amendment of the “TESORO PETROLEUM U.K. COMPANY”, as received and filed in this office the twenty-sixth day of January, A.D. 1979, at 10 o’clock A.M.

In Testimony Whereof, I have hereunto set my hand and official seal at Dover this twenty-sixth day of January in the year of our Lord one thousand nine hundred and seventy-nine .

	RECEIVED FOR RECORD	Glenn C. Kenton, Secretary of State

JAN 26 1979

FORM 121		LEO J. DUGAN, Jr., Recorder, Assistant Secretary of State

State of Delaware
Office of the Secretary of State

     I, WILLIAM T. QUILLEN, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “TESORO UNITED KINGDOM COMPANY” FILED IN THIS OFFICE ON THE FIFTEENTH DAY OF JULY, A.D. 1993, AT 2 O’CLOCK P.M.
     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.

723196076

William T. Quillen, Secretary of State

AUTHENTICATION:	*3977300

DATE:	07/15/1993

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF
TESORO UNITED KINGDOM COMPANY
     Tesoro United Kingdom Company, a corporation organized under and existing by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:
     FIRST: That by the written consent of all members of the Board of Directors of Tesoro United Kingdom Company, dated July 12, 1993, and filed with the minutes of proceedings of said Board of Directors, the Board of Directors of said corporation duty adopted a resolution proposing and declaring advisable certain amendments to the Certificate of Incorporation of said corporation, and directing that such amendments be submitted for consideration to the shareholder of said corporation. The resolution of the Board of Directors setting forth the proposed amendments is as follows:
RESOLVED, that the Board of Directors declares it advisable and proposes that Article 1 of the Certificate of Incorporation of Tesoro United Kingdom Company be amended so as to read in its entirety as follows:
“The name of the Corporation is Tesoro Environmental Resources Company.”
FURTHER RESOLVED, that the Board of Directors declares it advisable and proposes that Article 3 of the Certificate of Incorporation of Tesoro United Kingdom Company be amended so as to read in its entirety as follows:

“The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.”
     SECOND: That by the written consent of the sole shareholder of said corporation dated July 13, 1993, and filed with the minutes of proceedings of said shareholder, the shareholder voted in favor of said amendments.
     THIRD: That said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
     FOURTH: That the capital of said corporation will not be reduced under or by reason of said amendments.
     IN WITNESS WHEREOF, said Tesoro United Kingdom Company has caused this certificate to be signed by Michael D. Burke, its President, and attested by James C. Reed, Jr., its Secretary, this 13th day of July 1993.

TESORO UNITED KINGDOM COMPANY	TESORO UNITED KINGDOM COMPANY
CORPORATE SEAL
DELAWARE

Michael D. Burke
President

ATTEST:

James C. Reed, Jr.
Secretary